Exhibit 10.19

AMENDMENT TO THE

CRINETICS PHARMACEUTICALS, INC. 2021 EMPLOYMENT INDUCEMENT INCENTIVE AWARD PLAN

THIS AMENDMENT TO the CRINETICS PHARMACEUTICALS, INC. 2021 EMPLOYMENT INDUCEMENT INCENTIVE AWARD PLAN (this “Amendment”), effective as of December 9, 2022, is made and adopted by Crinetics Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Crinetics Pharmaceuticals, Inc. 2021 Employment Inducement Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 10.4 of the Plan, the Plan may be amended by the Administrator of the Plan at any time;

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Board”) is the Administrator of the Plan;

WHEREAS, pursuant to Section 3.1 of the Plan, the Board may re-vest administrative authority over the Plan to itself at any time;

WHEREAS, the Board has re-vested itself administrative authority over the Plan solely with respect to and for purposes of approving this Amendment and, pursuant to such authority, adopted and approved this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1.
Section 11.28 of the Plan is hereby amended and restated in its entirety to read as follows:

“11.28 ‘Overall Share Limit’ means 5,000,000 Shares.”

2.
This Amendment shall be and is hereby incorporated in and forms a part of the Plan.
3.
Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of Crinetics Pharmaceuticals, Inc. on December 9, 2022.

Crinetics Pharmaceuticals, Inc.

By: /s/ Garlan Adams

Garlan Adams

General Counsel

Date: December 9, 2022

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